EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-60187, 333-46159, 333-63662, 333-134381, and 333-134382) and on Form S-3 (No. 333-126205) of Clean Harbors, Inc. of our report dated March 29, 2006, relating to the financial statements of Teris LLC which appears in this Amendment No. 1 to current Report on Form 8-K/A of Clean Harbors, Inc.

/s/ Moore Stephens Frost

Moore Stephens Frost
Little Rock, Arkansas
November 1, 2006